Exhibit 21.1

ENLC Subsidiaries

Name of Subsidiary	State of Organization
Acacia Natural Gas Corp I, Inc.	Delaware
Acacia Natural Gas, L.L.C.	Delaware
Appalachian Oil Purchasers, LLC	Delaware
Ascension Pipeline Company, LLC	Delaware
Bridgeline Holdings, L.P.	Delaware
Cedar Cove Midstream LLC	Delaware
Chandeleur Pipe Line, LLC	Delaware
Coronado Midstream LLC	Texas
Delaware G&P, LLC	Delaware
Delaware Processing LLC	Delaware
EnLink Appalachian Compression, LLC	Delaware
EnLink Calcasieu, LLC	Delaware
EnLink Community Fund	Texas
EnLink Crude Marketing, LLC	Delaware
EnLink Crude Oil, Inc.	Texas
EnLink Crude Pipeline, LLC	Delaware
EnLink Crude Purchasing LLC	Texas
EnLink Delaware Crude Pipeline, LLC	Texas
EnLink Energy GP, LLC	Delaware
EnLink Gas Marketing, LP	Texas
EnLink GOM, LLC	Delaware
EnLink LIG Liquids, LLC	Louisiana
EnLink LIG, LLC	Louisiana
EnLink Louisiana Gathering, LLC	Louisiana
EnLink Matli Holdings, LLC	Delaware
EnLink Midstream Finance Corporation	Delaware
EnLink Midstream GP, LLC	Delaware
EnLink Midstream Holdings GP, LLC	Delaware
EnLink Midstream Holdings, LP	Delaware
EnLink Midstream, Inc.	Delaware
EnLink Midstream Operating GP, LLC	Delaware
EnLink Midstream Operating, LP	Delaware
EnLink Midstream Partners, LP	Delaware
EnLink Midstream Services, LLC	Texas
EnLink NGL Marketing, LP	Texas
EnLink NGL Pipeline, LP	Texas
EnLink Nominee Corp.	Delaware
EnLink North Texas Gathering, LP	Texas
EnLink Ohio Compression, LLC	Delaware
EnLink Oklahoma Crude Gathering, LLC	Delaware
EnLink Oklahoma Gas Processing, LP	Delaware
EnLink Oklahoma Pipeline, LLC	Delaware
EnLink ORV Holdings, Inc.	Delaware
EnLink Pelican, LLC	Delaware
EnLink Permian, LLC	Texas
EnLink Permian II, LLC	Texas
EnLink Processing Services, LLC	Delaware

EnLink Texas NGL Pipeline, LLC	Texas
EnLink Texas Processing, LP	Texas
EnLink Tuscaloosa, LLC	Louisiana
Kentucky Oil Gathering, LLC	Delaware
NOLA Merger Sub, LLC	Delaware
Ohio Oil Gathering II, LLC	Delaware
Ohio Oil Gathering III, LLC	Delaware
Ohio River Valley Pipeline, LLC	Delaware
OOGC Disposal Company I, LLC	Delaware
Sabine Hub Services LLC	Delaware
Sabine Pass Plant Facility Joint Venture	Texas
Sabine Pipe Line LLC	Delaware
SWG Pipeline, L.L.C.	Texas
TOMPC LLC	Delaware
TOM-STACK, LLC	Delaware
Victoria Express Pipeline, L.L.C.	Texas
West Virginia Oil Gathering, LLC	Delaware